                         INVESTMENT BANKING AGREEMENT
                         ----------------------------

     THIS INVESTMENT BANKING AGREEMENT ("Agreement") is made as of the 1st day of July, 1997, by and between BILTMORE SECURITIES, INC. having its principal business offices at 6700 North Andrews Avenue, Fort Lauderdale, Florida 33309 (the "Banker") and TERRACE HOLDINGS, INC., with its principal offices at 2699 Stirling Road, Suite C-405, Fort Lauderdale, Florida 33312 (the "Company").

                                  WITNESSETH

     WHEREAS the Company desires to retain the Banker and the Banker desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1. Retention. The Banker is hereby retained by the Company to perform services related to corporate finance and other matters, and the Banker hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of its ability.

     2.   Services.

          (a) The Banker agrees, to the extent reasonably required in the conduct of the business of the Company, to provide the Company with its judgment and experience with respect to business development services for the Company as it reasonably requests. The services may include, without limitation, the following:

               (i)     review business plans and projections;

               (ii)    review financial data as it relates to raising financing;

               (iii) advise on the Company's capital structure and on alternatives for raising capital;

               (iv) review and advise on prospective mergers and acquisitions, and on any financing required to complete such transactions;

               (v)     advise on issues relating to public offerings;

               (vi)    provide fairness opinions;

               (vii)   review managerial needs; and

               (viii)  advise on issues relating to financial public relations.

          (b) If the Banker and the Company mutually determine it is reasonable, the Banker also agrees to provide a research report on the Company and follow-on reports. The Banker shall distribute such reports in accordance with its customary practices.

          (c) At the Banker's request, the Company, shall schedule meetings between the Company's management and the Bankers' or other brokerage representatives to introduce the Company and its operations. The Company shall make key management available to make due diligence presentations at reasonable times and places.

     3. Term. The Banker's retention hereunder shall be for a term of three years commencing on the date of this Agreement. This Agreement may be terminated by either party upon 45 days written notice to the other. No termination shall affect the provisions of Paragraphs 4 or 5.

     Upon the expiration or termination of this Agreement, should any transactions between the Company and another party actually introduced by the Banker not be consummated, within 180 days of such expiration and termination, the Banker shall deliver to the Company a list ("List") agreed to by the Company and the Banker containing the names of all parties actually introduced by the Banker to the Company for acquisition purposes; or the Banker shall submit to the Company a letter ("Letter") from each party actually introduced which indicates that the Banker introduced such party to the Company. The Banker shall be entitled to compensation in accordance with the provisions of this Agreement if and only if the Company consummates a transaction with any party set forth on the List or in any Letter within one year from the termination or expiration of this Agreement or within one year from the date active negotiations with any such party terminate.

     4. Compensation. The Banker shall be compensated in accordance with the following:

          (a) The Company forthwith shall issue to the Banker and its assignees Warrants (the "Warrants") to purchase 750,000 shares of common stock ("Common Stock") of the Company at a price of four dollars ($4.00) per share ("Exercise Price"), exercisable through and including December 4, 2000.

          Each Warrant shall be subject to the same terms and conditions, rights and obligations, as the Warrants offered and sold by the Company to the public in its public offering of December 5, 1995, and those Warrants sold and privately placed to accredited investors in its "preferred private placement" of July 7, 1997. Such Warrants shall be covered by the Warrant Agreement between the Company and American Stock Transfer and Trust Company, New York, New York.

          The Company also hereby grants to the Banker, subject to the conditions listed below, the right to demand registration, under the Securities Act of 1933, as amended (the "Act"), of the Warrants and Common Stock issuable upon exercise of the Warrants referred to above, on one occasion with all expenses of the registration to be borne by the Company. The Banker shall cooperate with the Company to prevent the request of a demand during periods when business combinations may be contemplated.

          In lieu of registering the Warrants and underlying Common Stock under the Act in accordance with this provision, the Company shall have the right to purchase the Warrants or Common Stock issued upon exercise of the Warrants from Banker or the then holder of such Warrants or Common Stock. The purchase price shall be equal to the closing bid price on the day that demand for registration has been made (i) multiplied by the number of shares of Common Stock if Common Stock is being purchased, or (ii) multiplied by the number of

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

     shares of Common Stock which may be purchased upon exercise of the Warrants, less the exercise price of the Warrants (but only if the Warrants have not yet been exercised).

          In addition, the Company shall, subject to the conditions listed below, grant "piggy back" registration rights under the Act to include the Warrants or the shares of Common Stock issuable upon exercise of the Warrants in an underwriting of the sale of shares of Common Stock or other security. Inclusion of such shares in an underwriting is subject to the willingness of the managing underwriter(s) to include said Warrants or shares of Common Stock. In the event that the Company grants registration rights to any other shareholders on terms and conditions the Banker deems to be more favorable than these granted hereunder, the Company shall grant the same rights to the Banker.

          (b) The Company agrees that separate fees shall be applicable for the services in Paragraphs 2(a)(iv) and 2(a)(v) and 2(a)(vi) above. Any such fees will be subject to the Banker's customary terms and agreement between the Banker and the Company.

          (c) In the event the Banker acts as underwriter for a public offering for the Company, the terms of compensation for that offering will be in accordance with NASD corporate finance compensation guidelines. In the event that a public offering of securities is consummated within twelve
     (12) months of the execution of this Agreement by the Banker, the Banker and its assignees will waive their beneficial ownership to the Warrants described in paragraph 4(a) provided that the Company will authorize the issuance of underwriter's warrants to the Banker on terms that are within the NASD corporate finance guidelines. Such underwriter's warrants typically are up to one-tenth (1/10) the number of securities sold in the offering at a price 120% of the public offering price with a term of five
     (5) years.

     5. Additional Financing. If, during the term of this Agreement, the Banker (i) introduces, negotiates or arranges for a non-public equity financing for the Company, and such financing is accepted and consummated, or (ii) arranges for non-public debt financing and such debt financing is accepted and consummated within such three year period, then the Company will pay a fee to the Banker for its services which shall be agreed upon, prior to the consummation of such financing, between the Company and the Banker. If the Banker arranges for the purchase or sale of assets, or a merger, acquisition or joint venture for the Company, and such transaction is accepted and consummated during such three year period, the Company will pay a fee to the Banker for its services calculated as follows:

          (a) 500,000 shares of Common Stock of the Company if the Total Assets or value acquired by the Company are at least $2,500,000 but less than $4,999,999;

          (b) 750,000 shares of Common Stock of the Company if the Total Assets or value acquired by the Company are at least $5,000,000 but less than $7,499,999; and

          (c) 1,000,000 shares of Common Stock of the Company if the Total Assets or value acquired by the Company are at least $7,500,000.

     This Paragraph 5 is intended by the parties to replace and be in lieu of
Section 3(u) of that certain Underwriting Agreement dated as of December 5, 1995, between them and such Section 3(u) shall be deemed of no further force or effect.

     6. Expenses. The Company shall reimburse the Banker for all direct out-of-pocket expenses incurred by the Banker in connection with the services rendered hereunder, including but not limited to the Banker's due diligence activities with respect to the Company.

     7. Non-exclusive Engagement. The Banker shall not by this Agreement be prevented or barred from rendering services of the same or similar nature, as herein described, or services of any nature whatsoever for, or on behalf of, persons, firms, or corporations other than the Company. Similarly, the Company shall not be prevented or barred from seeking or requiring services of a same or similar nature from any person other than the Banker.

     8. Disclaimer of Responsibility for Acts of the Company. The obligations of the Banker described in this Agreement consist solely of financial services to the Company and do not create a partnership, joint venture or any type of agency relationship between the Company and the Banker. In no event shall Banker be required by this Agreement to act as the agent of the Company or otherwise to represent or make decisions for the Company. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by the Banker hereunder, shall be those of the Company or such affiliates and the Banker shall under no circumstances be liable for any expense incurred or loss suffered by the Company as a consequence of such decisions.

     9. Right of First Refusal. The Company and the Banker understand and agree that during the term of this Agreement, the Banker shall have a right to purchase for its account or sell for the account of the Company any equity securities with respect to which the Company may seek a public or private offering for cash, through a broker or underwriter. The Company will consult with the Banker regarding any such offering and will offer the Banker the opportunity to purchase or sell any such securities on terms not less favorable to the Company than it can secure elsewhere.

     10. Board of Directors. The Company agrees to provide the Banker with notice of all regular and special meetings of the Board of Directors at the time such notice is given to members of the Board of Directors. Subject to the proscriptions of the attorney/client privilege, if applicable, the Banker shall also be provided with all materials delivered to members of the Board of Directors at the time such materials are delivered to board members and a designated representative shall be allowed to be present at meetings of the Board of Directors on a unofficial basis.

     11. Amendment. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by authorized representatives of all the parties to this Agreement.

     12.  Indemnity.

          (a) The Company agrees to indemnify and hold the Banker, its affiliates, control persons, officers, employees, agents and sureties harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees and the cost of any of the Banker's personnel involved in any such matter) of any kind or nature whatsoever arising out of the Banker's entering into or performing under this Agreement, including costs arising out of any dispute whether or not the Banker is a party to such dispute.

          (b) If for any reason the foregoing indemnification is unavailable to the Banker, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by the Banker as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its stockholders on the one hand and the Banker on the other hand, but also the relative fault of the Company and the Banker, as well as any relevant equitable considerations. The reimbursement, indemnity, and contribution obligations of the Company under this Paragraph 12 shall be in addition to any liability which the Company may otherwise have and in addition to any other remedy, at law or in equity, that might be available to the Banker, and shall be binding upon and inure to the benefit of any successor, assigns, heirs, and personal representatives of the Company, the Banker and any such person.

          (c) Banker agrees to indemnify and hold the Company, its affiliates, control persons, officers, employees, and agents harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys' and accountants' fees and the cost of any of the Company's personnel involved in any such matter) of any kind or nature whatsoever arising out of the Company's entering into or performing under this Agreement, including costs arising out of any dispute whether or not the Company is a party to such dispute.

          (d) If for any reason the foregoing indemnification is unavailable to the Company, or insufficient to hold it harmless, then the Banker shall contribute to the amount paid or payable by the Company as a result of such loss, claim, damage, or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Banker and its stockholders on the one hand and the Company on the other hand, but also the relative fault of the Banker and the Company, as well as any relevant equitable considerations. The reimbursement, indemnity, and contribution obligations of the Banker under this Paragraph 12 shall be in addition to any liability which the Banker may otherwise have and in addition to any other remedy, at law or in equity, that might be available to the Company, and shall be binding upon and inure to the benefit of any successor, assigns, heirs, and personal representatives of the Banker, the Company and any such person.

          The provisions of this Paragraph 12 shall survive the termination and expiration of this Agreement.

     13. Waiver. Any of the terms and conditions of this Agreement may be waived at any time and from time to time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of this provision or of any other provision hereof.

     14. Severability. In the event that any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect and shall be construed as if the unenforceable portion or portions were deleted.

     15. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Any attempt by either party to assign any rights, duties, or obligations which may arise under this Agreement without the prior written consent of the other party shall be void.

     16. Governing Law. The validity, interpretation and construction of this Agreement and each part thereof will be governed by the laws of the State of Florida without reference to its conflicts of laws rules or principles.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

     18. Arbitration. The parties agree that all controversies which may arise between them concerning any transaction, the construction, performance or breach of this Agreement between them shall be determined by arbitration before a panel of three arbitrators, held in Fort Lauderdale, Florida, in accordance with the rules of the NASD. This shall inure to and be binding on the Company, its officers, directors, registered representatives, agents, independent contractors, employees, sureties, and any person acting on its behalf in relation to acting subject to this Agreement. Any award rendered in arbitration may be enforced in any court of competent jurisdiction, and the party against whom the award is rendered shall pay attorneys' fees and costs of the party to whom the award is made.

     19. Interpretation. The parties hereto acknowledge and agree that (a) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement, and (b) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

     20. Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

     21. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as the party may designate by notice hereunder, and shall be either (A) delivered by hand, (B) sent by recognized overnight courier, (C) sent by facsimile transmission, or (D) sent by registered or certified mail, return receipt requested, postage prepaid.

     If to the Banker:

          Biltmore Securities, Inc.
          6700 North Andrews Avenue
          Suite 500
          Fort Lauderdale, Florida 33309
          Attn:  Elliot Loewenstern
          Facsimile:  954/351-4205

     If to the Company:
          Terrace Holdings, Inc.
          2699 Stirling Road
          Suite C-405
          Fort Lauderdale, Florida  33312
          Attn:  Jonathan Lasko
          Facsimile:  954/894-0993

     With a copy to:
          Fishman & Merrick, P.C.
          30 North LaSalle Street
          Suite 3500
          Chicago, Illinois  60602
          Attention:  Gerald L. Fishman, Esq.
          Facsimile:  312/726-2649

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) sent by facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties in accordance with the preceding provisions.

     22. Total Agreement, This Agreement contains all of the agreements of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind or nature not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict the express terms and provisions of this Agreement. This Agreement shall not be modified or amended unless agreed to in writing by all parties.


                         BILTMORE SECURITIES, INC.


                         By:
                            ------------------------------------

Accepted, agreed, and effective as
of the date first above written:

TERRACE HOLDINGS, INC.



By:
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Title:
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